UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):     May 3, 2017 (May 3, 2017)

Cogent Communications Holdings, Inc.

(Exact name of registrant as specified in its charter)

Delaware	000-51829	46-5706863
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

2450 N St NW, Washington, D.C.	20037
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:     202-295-4200

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On May 3, 2017, the Board of Directors made awards of restricted stock to the executive officers of the Company pursuant to the Company’s 2017 Incentive Award Plan.

David Schaeffer, Chairman of the Board, President and Chief Executive Officer of the Company, received an award of up to 189,000 shares of restricted stock (dependent upon meeting performance criteria).  A portion of the grant, 84,000 shares, will vest in monthly increments of 7,000 shares starting on January 1, 2020 continuing through December 1, 2020.  The remaining portion of the grant, of up to 105,000 performance shares will vest on January 1, 2021, based on performance as measured by total shareholder return. The stock has voting rights.  The terms and conditions of the grant are set forth in the grant award document filed herewith as Exhibit 10.1.

Each senior Vice President received an award between 12,000 and 24,250 shares of restricted stock, as noted in the table below.  Twenty percent of the grant will vest in quarterly increments in March, June, September and December 2020.   The remaining twenty percent of the grant will be performance shares that vest on December 1, 2020 based on attainment of customer satisfaction goals.  The stock has voting rights.  The terms and conditions of the grant are set forth in the grant award document filed herewith as Exhibit 10.2.

Name: Robert Beury

Shares Granted: 12,000

Shares Vesting each Quarter: 2,400

Performance Shares: 2,400

Vest Start Date: March 1, 2020

Name: James Bubeck

Shares Granted: 12,000

Shares Vesting each Quarter: 2,400

Performance Shares: 2,400

Vest Start Date: March 1, 2020

Name: Timothy O’Neill

Shares Granted: 12,000

Shares Vesting each Quarter: 2,400

Performance Shares: 2,400

Vest Start Date: March 1, 2020

Name: Thaddeus Weed

Shares Granted: 24,250

Shares Vesting each Quarter: 4,850

Performance Shares: 4,850

Vest Start Date: March 1, 2020

Last Name	First Name	Shares Granted	Shares vesting each quarter	Performance Shares	vest start date
Beury	Robert	12,000	2,400	2,400	March 1, 2020
Bubeck	James	12,000	2,400	2,400	March 1, 2020
O’Neill	Timothy	12,000	2,400	2,400	March 1, 2020
Weed	Thaddeus (Tad)	24,250	4,850	4,850	March 1, 2020

Item 5.07 Submission of Matters to a Vote of Security Holders

On May 3, 2017, the Company held its 2017 Annual Meeting of Stockholders at 2450 N Street NW, Washington, DC 20037.  Out of 45,548,174 shares outstanding and authorized to vote at the Annual Meeting as of the record date of March 10, 2017, proxies representing 42,097,622 shares, or more than 92.42% of outstanding shares, were voted.

Under the first proposal, the following nominees were elected to the Company’s Board of Directors, each to hold office until his successor is elected and qualified, in the amounts noted below:

David Schaeffer:	FOR: 39,326,680;	WITHHELD: 483,052
Steven D. Brooks:	FOR: 33,910,282;	WITHHELD: 5,899,450
Timothy Weingarten:	FOR: 34,878,925;	WITHHELD: 4,930,807
Richard T. Liebhaber:	FOR: 38,531,176;	WITHHELD: 1,278,556
D. Blake Bath:	FOR: 38,531,424;	WITHHELD: 1,278,308
Marc Montagner:	FOR: 38,590,918;	WITHHELD: 1,218,814

Broker non-votes for the first proposal were 2,287,890 shares.

Stockholders approved the second proposal, ratifying the appointment of Ernst & Young, LLP as the Company’s independent registered public accountants for the fiscal year ending December 31, 2017.  The vote on this second proposal was as follows: FOR: 41,691,154; AGAINST: 363,312; ABSTAIN: 43,156.

Stockholders approved the third proposal, an advisory vote to approve executive officer compensation.  The vote on this third proposal was as follows: FOR: 26,351,553; AGAINST: 13,379,737; ABSTAIN: 78,442.  Broker non-votes for this third proposal were 2,287,890 shares.

Stockholders voted on the fourth proposal, an advisory vote concerning the frequency of future advisory votes on the compensation of the named executive officers.  The vote on this fourth proposal was as follows: EVERY YEAR: 35,510,640; EVERY TWO YEARS: 14,713; EVERY THREE YEARS: 4,241,347; ABSTAIN: 43,032.  Broker non-votes for this third proposal were 2,287,890 shares.

Based on the result of the vote on Proposal No.4, and consistent with the Board’s recommendation, the Board has determined to hold an advisory vote on executive compensation every year until the next required advisory vote on the frequency of future advisory votes on the compensation of the named executive officers.

Stockholders approved the fifth proposal, to approve the 2017 Incentive Award Plan, which authorizes 1.2 million shares for potential grants.   The vote on this fifth proposal was as follows: FOR: 38,584,598; AGAINST: 1,177,152; ABSTAIN: 47,982.  Broker non-votes for this third proposal were 2,287,890 shares.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits:

Exhibit Number	Description

10.1	Restricted Stock Award, dated as of May 3, 2017, between the Company and David Schaeffer (filed herewith).
10.2	Form of Restricted Stock Award, dated as of May 3, 2017, between the Company and the Vice President named executive officers (filed herewith).

This information shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Cogent Communications Holdings, Inc.

May 3, 2017	By:	/s/ David Schaeffer
Name: David Schaeffer
Title: President and Chief Executive Officer

EXHIBIT INDEX

Exhibit Number	Description

10.1	Restricted Stock Award, dated as of May 3, 2017, between the Company and David Schaeffer (filed herewith).
10.2	Form of Restricted Stock Award, dated as of May 3, 2017, between the Company and the Vice President named executive officers (filed herewith).